VEDDER PRICE                            VEDDER PRICE P.C.
                                        222 NORTH LASALLE STREET
                                        CHICAGO, ILLINOIS 60601
                                        312-609-5005
                                        FAX: 312-609-5005


                                        CHICAGO * NEW YORK CITY *
                                        WASHINGTON, D.C.



                                        February 27, 2009

Asset Management Fund
230 West Monroe Street
Chicago, Illinois 60606

Ladies and Gentlemen:

      We have acted as counsel to Asset Management Fund, a Delaware statutory trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 59 to the Trust's Registration Statement on Form N-1A (the "Post-Effective Amendment") under the Securities Act of 1933, as amended (the "1933 Act"), registering an indefinite number of units of beneficial interest (the "Shares") in the Money Market Fund (which units are designated as Class I Shares and Class D Shares), Ultra Short Mortgage Fund, Ultra Short Fund, Short U.S. Government Fund, Intermediate Mortgage Fund, U.S. Government Mortgage Fund and Large Cap Equity Fund (which units are designated as Class AMF Shares and Class H Shares), each a series of the Trust.

      You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. In connection with rendering that opinion, we have examined the Post-Effective Amendment, the Trust's First Amended and Restated Declaration of Trust, as amended, the Certificate of Trust of the Trust, the Trust's Amended and Restated By-Laws, the actions of the Trustees of the Trust that authorize the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Trustees of the Trust.

      Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to (i) the federal laws of the United States of America and (ii) the

VEDDER PRICE

Asset Management Fund
February 27, 2009
Page 2

Delaware Statutory Trust Act (excluding any cases decided thereunder). We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and (b) when issued and paid for upon the terms and conditions set forth in the prospectuses contained in the Post-Effective Amendment, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

      This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of the Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. Except as specifically authorized above in this paragraph, this opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person (except when required to be filed as an exhibit to the Post-Effective Amendment), without, in each case, our prior written consent. This opinion is given to you as of the date hereof, and we assume no obligation to advise you of any change that may hereafter be brought to our attention. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                                  Very truly yours,

                                                  /s/ Vedder Price P.C.

                                                  VEDDER PRICE P.C.

RJM/DBE